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                                  IER AGREEMENT


          NON-COMPETITION AGREEMENT (this "Agreement"), dated as of October 31, 1995, between ATC ENVIRONMENTAL INC., a Delaware corporation (the "Purchaser"), and IRVIN E. RICHTER, an individual residing at 54 Fries Lane, Cherry Hill, New Jersey 08003 ("IER").

          WHEREAS, Hill International, Inc., a Delaware corporation (the "Seller"), and the Purchaser have entered into an Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement") for the sale of the Seller's environmental consulting and environmental engineering businesses (the "Businesses") to the Purchaser; and

          WHEREAS, the Purchaser desires to protect the continuing value of the Businesses; and

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth herein, and upon the terms and subject to the conditions set forth herein, the Purchaser and IER hereby agree as follows:

          1. RESTRICTIVE COVENANTS. During the term of this Agreement, IER shall not, either directly or indirectly:

          (a) offer or perform any of the services offered or performed by the Businesses as of the Closing Date within 100 miles of the location of any office which the Businesses maintained as of the Closing Date, PROVIDED, HOWEVER, that IER shall in no way be prohibited from offering or performing any of the Seller's current dispute resolution or project management services (including, without limitation, the offering, performing or subcontracting of environmental services when such services are related and incidental to, and necessary for, the Seller's other services, and either (i) such services comprise less than 10% of the total project value, or (ii) if such services comprise 10% or more of the total project value, the Seller has received the consent of the Purchaser to offer, perform or subcontract such services); or

          (b) employ or offer to employ any of the Hired Employees then currently employed by the Purchaser.

          2. TERM. The restrictive covenants provided by IER in Section 1 hereof shall commence on November 1, 1995 and shall terminate automatically on October 31, 1997.

          3. CONSIDERATION. As consideration for the restrictive covenants provided by IER in Section 1 hereof, the Purchaser shall issue to IER options to purchase 25,000 shares of the common stock of the Purchaser at the closing market price on November 9, 1995 (the "Options"). IER hereby acknowledges that he understands that the Options may have little or no value during the term thereof and he expressly assumes the risk that the Options may in fact be valueless but nevertheless he accepts the Options as the full and complete consideration for the restrictive covenants provided by him in Section 1 hereof.

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          4.  REMEDIES OF THE PURCHASER.  IER hereby acknowledges that the restrictive covenants contained in Section 1 hereof are reasonable and necessary for the legitimate business interests of the Purchaser, that any violation of such restrictive covenants would cause substantial and irreparable injury to the Purchaser and that the Purchaser's remedies at law for any breach or threatened breach of such restrictive covenants would not be adequate. Accordingly, IER hereby agrees that the Purchaser shall be entitled to injunctive relief with respect to such breach or threatened breach of such restrictive covenants. This remedy shall be in addition to, and not in limitation of, any other rights or remedies to which the Purchaser is or may be entitled to at law or in equity.

          5.  DEFINITIONS.    Capitalized terms used but not defined herein
shall have the meanings assigned thereto in the Asset Purchase Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              /s/ Irvin E. Richter
                              ---------------------------------
                              IRVIN E. RICHTER


                              ATC ENVIRONMENTAL INC.


                              By: /s/ Nicholas J. Malino
                                 ------------------------------
                                    Nicholas J. Malino
                                    Senior Vice President


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